SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

CAMBRIDGE PARK LIMITED, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	000-18184	20-0735911
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

101 PLAZA REAL SOUTH, SUITE 217
BOCA RATON, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 447-7977

CIRILIUM HOLDINGS, INC., 625 N. FLAGLER DRIVE, SUITE 509, WEST PALM BEACH, FL 33401

  (Former name or former address, if changes since last report)

ITEM 1.02	Relocation of Corporate Headquarters

The Registrant has moved its corporate headquarters address from 625 North Flagler Drive, Suite 509, West Palm Beach, Florida 33401, to 101 Plaza Real South, Suite 217, Boca Raton, Florida 33432.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

Effective January 11, 2007, the Board of Directors of the Registrant appointed Donald Platten to serve as a new director of the Registrant. Mr. Platten also will serve as the Registrant’s Chairman of the Board of Directors, Treasurer and Secretary.

Effective with Mr. Platten’s acceptance of his appointment, which was concurrent with his appointment by the Board, Brian J. Schuster, Chairman of the Board of Directors and a Director of the Registrant, Matthew J. Cohen, Treasurer and a Director of the Registrant, and Dennis G. Ruggeri, Secretary and a Director of the Registrant, resigned as Directors and Officers of the Registrant to pursue other interests. Brian Schuster, Matthew Cohen and Dennis Ruggeri did not list or otherwise disclose to any executive officer of the Registrant any disagreement with the Registrant’s operations, policies or practices in each Director’s resignation.

Mr. Platten is currently a Director of Harvard Learning Centers, Inc. There are no family relationships between or among the executive officers and directors of the Registrant and Mr. Platten.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

On December 18, 2007, Cirilium Holdings, Inc. filed in Delaware and Florida a change of domicile from Delaware to Florida, which was accepted by Florida as effective on that date.

On February 8, 2007, Cirilium Holdings, Inc. changed its name to Cambridge Park Limited, Inc.

ITEM 8.01	Other Events

On February 7, 2007, the Registrant appointed Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 as its only stock transfer agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Park Limited, Inc.

(Registrant)

Date: March 15, 2007

	By:	/s/ Donald Platten

Donald Platten, Chairman